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Megalith Corporation
4720 Esco Drive
Fort Worth, TX 76140


  RE: CONSENT TO USE AUDITED FINANCIAL STATEMENTS AS AN EXHIBIT TO THE FILING
      OF 10K STATEMENT.

Please let this letter serve as our consent to the filing of our audited financial statements of Megalith Corporation, a Colorado Corporation, dated March 17, 1997 for the year ended September 30, 1996.

Very truly yours,



Boamah Boachie, CPA
Dallas, Texas
March 18, 1997